Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. [__]	March [__], 2018

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

CAPITAL STOCK PURCHASE WARRANT

This Certified That, for value received, [NAME OF HOLDER] (the “Holder”) is entitled to subscribe for and purchase from NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), at any time commencing on the Conversion Date and expiring on November 21, 2021 (the “Warrant Exercise Term”), the Shares at the Exercise Price (each as defined in Section 1 below).

This Warrant is issued pursuant to that certain promissory note issued to the Holder on March [__], 2018 (the “Note”) in connection with the Company’s private placement solely to accredited investors. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Notes.

This Warrant is subject to the following terms and conditions:

1.              Shares. The Holder has, subject to the terms set forth herein, the right to purchase, at any time during the Warrant Exercise Term, up to the number of shares of capital stock of the Company equal to the number of Conversion Shares received (the “Shares”); at a per share exercise price equal to (i) the actual per share price of New Round Stock, if the Note converted pursuant to Section 3.1(a) of this Note, or (ii) the price at which the Note so converted, if the Note converted pursuant to Section 3.1(b) of this Note (the “Exercise Price”). The Exercise Price is subject to adjustment as provided in Section 3 hereof.

2.             Exercise of Warrant.

(a)          Exercise. This Warrant may be exercised by the Holder at any time during the Warrant Exercise Term, in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer of immediately available funds or by check payable to the order of the Company (the “Purchase Price”). For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2(a) shall have been made.

(b)          Issuance of Certificates. As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 2(a) hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Holder (i) a certificate or certificates for the number of validly issued, fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise and, if applicable, (ii) a new warrant of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. The Holder shall for all purposes hereof be deemed to have become the Holder of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2(a) hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open. Warrant Shares purchased hereunder shall be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Shares to or resale of the Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) trading days after the latest of (1) the delivery to the Company of the Notice of Exercise and (2) surrender of this Warrant (if required).

(c)          Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

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3.             Adjustment of Exercise Price and Number of Shares.

(a)          Adjustment for Reclassification, Consolidation or Merger. If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Holder, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3. If the per share consideration payable to the Holder for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, mergers, consolidations, sales and transfers and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Warrant.

(b)          Adjustments for Split, Subdivision or Combination of Shares. If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the Shares subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Shares subject to acquisition upon exercise of the Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the Shares subject to acquisition hereunder, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Shares subject to acquisition upon exercise of the Warrant will be proportionately decreased.

(c)          Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

(d)       Reserved.

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4.            Change in Control.

(a)          Upon the written request of the Company, the Holder agrees that, in the event of a Change in Control that is not an asset sale and in which the sole consideration is cash, either (i) the Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (ii) if the Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Change in Control. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as such Holder may request in connection with such contemplated Change in Control giving rise to such notice), which is to be delivered to the Holder not less than 10 days prior to the closing of the proposed Change in Control.

(b)          Upon the written request of the Company, the Holder agrees that, in the event of a Change in Control that is an “arms-length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (i) the Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (ii) if the Holder elects not to exercise the Warrant, this Warrant will continue until the expiration of the Warrant Expiration Term if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as such Holder may request in connection with such contemplated Change in Control giving rise to such notice), which is to be delivered to the Holder not less than 10 days prior to the closing of the proposed Change in Control. As used herein “Affiliate” shall mean any person or entity that owns or controls directly or indirectly 10% or more of the stock of the Company, and any person or entity that controls or is controlled by or is under common control with such persons or entities.

(c)          Upon the written request of the Company, the Holder agrees that, in the event of a stock for stock Change in Control of the Company by a publicly traded acquirer if, on the record date for the Change in Control, the fair market value of the Shares (or other securities issuable upon exercise of this Warrant) is equal to or greater than two times the Exercise Price, the Company may require the Warrant to be deemed automatically exercised and the Holder shall participate in the Change in Control as a holder of the Shares (or other securities issuable upon exercise of the Warrant) on the same terms as other holders of the same class of securities of the Company.

(d)          Upon the closing of any Change in Control other than those particularly described in subsections (a), (b) and (c) above of this Section 4, the successor entity, if any, and if applicable, shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Change in Control and subsequent closing. The Exercise Price and/or number of Shares shall be adjusted accordingly.

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5.          Notices. All notices, requests, consents and other communications required or permitted under this Warrant shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (c) on the business day of delivery if send by facsimile transmission, in each case to the intended recipient as set forth below:

If to the Company to:	NeuroOne Medical Technologies Corporation 10006 Liatris Lane Eden Prairie, MN 55347 Attention: David A. Rosa

With a copy to:	Honigman Miller Schwartz and Cohn LLP 650 Trade Centre Way, Suite 200 Kalamazoo, MI 49002 Attention: Phillip D. Torrence, Esq. Facsimile: 269.337.7701

If to the Holder at its address as furnished in the Subscription Agreement.

Either party may give any notice, request, consent or other communication under this Warrant using any other means (including personal delivery, messenger service, facsimile transmission, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 5.

6.             Legends. Each certificate evidencing the Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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7.            Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round down to the nearest whole Share the number of Shares to be issued.

8.            Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

9.            Miscellaneous.

(a)          This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules.

(b)          The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c)          The covenants of the respective parties contained herein shall survive the execution and delivery of this Warrant.

(d)          The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Holder and of the Shares issued or issuable upon the exercise hereof.

(e)          This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(f)          The Company shall not, by amendment of the Certificate of Incorporation or Bylaws of the Company, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder contained herein against impairment.

(g)          Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

(h)          Any provision of this Warrant may be amended, modified or waived if and only if the Holder of this Warrant and the Company has consented in writing to such amendment, modification or waiver of any such provision of this Warrant.

Signature on the Following Page

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In Witness Whereof, the parties hereto have caused this Warrant to be signed as of the date set forth above.

THE COMPANY:

NeuroOne Medical Technologies Corporation

By:
Name:	David A. Rosa
Title:	CEO

Signature Page to Capital Stock Purchase Warrant (No. [  ])

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Exhibit A

NOTICE OF EXERCISE

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THIS WARRANT

TO:	NeuroOne Medical Technologies Corporation

(1)         The undersigned hereby elects to purchase _____ shares of capital stock (the “Shares”) of NeuroOne Medical Technologies Corporation, a Delaware corporation, or its successors or assigns (the “Company”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)         Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

_________________________________ (Holder’s Name)

_________________________________

_________________________________

(Address)

(3)         The undersigned represents that: (a) the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares; (b) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (c) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (d) the undersigned understands that the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (e) the undersigned is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the Shares for the period prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company and that the Company has not made such information available and has no present plans to do so; and (f) the undersigned agrees not to make any disposition of all or any part of the Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

By:
Print Name:

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